UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION Introduction On August 1, 2025, SunCoke Energy, Inc. (the “Company” or “SunCoke”) completed its previously announced acquisition of Flame Aggregator, LLC, a Delaware limited liability company (“Flame Aggregator”), which, together with its subsidiaries, operates as Phoenix Global, a privately held provider of mission-critical mill services to major steel producing companies. The acquisition was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Sun Coal & Coke LLC, a Delaware limited liability company (“Sun Coal & Coke”) and a direct, wholly owned subsidiary of the Company, Metal Services Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Sun Coal & Coke (“Merger Sub”), Flame Aggregator, and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the representative, agent, and attorney-in-fact for the unitholders of Flame Aggregator. As contemplated by the Merger Agreement, Merger Sub merged with and into Flame Aggregator, with Flame Aggregator continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, Flame Aggregator’s unitholders received cash consideration in an amount equal to $325.0 million, subject to certain customary adjustments for net working capital, cash and cash equivalents, indebtedness and unpaid transaction expenses, all as set forth in the Merger Agreement. The Company funded the transaction with cash on-hand and revolving credit facility borrowing. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the unaudited consolidated balance sheet of SunCoke as of June 30, 2025 with the unaudited consolidated balance sheet of Flame Aggregator as of June 30, 2025, giving effect to the Merger as if it had been consummated on June 30, 2025. The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2025 combines the unaudited consolidated statement of income of SunCoke for the six months ended June 30, 2025 with the unaudited consolidated statement of income of Flame Aggregator for the six months ended June 30, 2025, giving effect to the Merger as if it had been consummated on January 1, 2024. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2024 combines the audited consolidated statement of income of SunCoke for the year ended December 31, 2024 with the audited consolidated statement of income of Flame Aggregator for the year ended December 31, 2024, giving effect to the Merger as if it had been consummated on January 1, 2024. The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference into or attached as exhibits to Amendment No. 1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on October 16, 2025 (the “Form 8-K/A”): • The historical audited consolidated financial statements of SunCoke as of and for the year ended December 31, 2024, as included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2025; • The historical unaudited consolidated financial statements of SunCoke as of and for the six months ended June 30, 2025, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 30, 2025; • The historical audited financial statements of Flame Aggregator as of and for the year ended December 31, 2024, included as an exhibit to the Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached; and

• The historical unaudited consolidated financial statements of Flame Aggregator as of and for the six months ended June 30, 2025, included as an exhibit to the Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached. Accounting for the Merger The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). SunCoke has been treated as the acquirer for accounting purposes, and thus accounts for the Merger as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The assets and liabilities of Flame Aggregator have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position. Basis of Pro Forma Presentation The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from what will be recorded upon completion of the final purchase price allocation. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Merger, which are discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Flame Aggregator by SunCoke. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of income or the consolidated financial position that would actually have occurred had the Merger been consummated on the dates assumed or to project the combined company’s consolidated results of income or consolidated financial position for any future date or period. The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by SunCoke as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Flame Aggregator historical financial information to SunCoke’s significant accounting policies based on the Company’s initial review and understanding of Flame Aggregator’s significant accounting policies. A more comprehensive comparison and assessment will occur, which may result in additional differences being identified. Additionally, SunCoke has included certain presentation adjustments for consistency in the financial statement presentation. See Notes 2 and 3 below for more information. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Merger. SunCoke and Flame Aggregator have not had any historical material relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2025
(Dollars in millions)

	SunCoke Energy Historical	Flame Aggregator Historical	Presentation Adjustments		Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Assets									
Cash and cash equivalents	$ 186.2	$ 22.5			$ (295.8)	(B)	$ 204.0	(E)	$ 81.8
					(16.9)	(C)			
					(18.2)	(D)			
Receivables, net	73.4	45.5			(0.7)	(B)			118.2
Inventories	215.3	11.8							227.1
Other current assets	9.1	14.5							23.6
Total current assets	484.0	94.3	-		(331.6)		204.0		450.7
Right-of-use asset, net	-	18.9	(18.9)	(A)					-
Property, plant and equipment (net of accumulated depreciation	1,107.6	121.8	15.9	(A)	78.9	(B)			1,324.2
Goodwill	-	0.6			46.7	(B)			47.3
Intangible assets, net	28.5	24.0			(2.8)	(B)			49.7
Deferred charges and other assets	21.3	0.2	3.0	(A)	0.1	(B)			24.6
Total assets	$ 1,641.4	$ 259.8	$ -		$ (208.7)		$ 204.0		$ 1,896.5
Liabilities and Equity									
Current maturities of long-term debt	$ -	$ 1.2			(1.2)	(B)			-
Accounts payable	141.9	14.4			(5.1)	(C)			151.2
Accrued liabilities	43.2	25.5	0.8	(A)	0.3	(B)			64.7
					(5.1)	(C)			
Current maturities of operating lease liability	-	0.8	(0.8)	(A)					-
Current maturities of finance lease liability	-	11.2			(0.8)	(B)			10.4
Total current liabilities	185.1	53.1	-		(11.9)		-		226.3
Long-term debt	493.4	110.8			(110.8)	(B)	204.0	(E)	697.4
Accrual for black lung benefits	12.8	-							12.8
Retirement benefits liabilties	7.1	-							7.1
Deferred income taxes	194.3	6.4			15.9	(B)			216.6
Asset retirement obligations	17.8	-							17.8
Operating lease liability	-	2.0	(2.0)	(A)					-
Finance lease liability	-	5.8							5.8
Other deferred credits and liabilities	23.9	4.7	2.0	(A)	(3.4)	(D)			27.2
Total liabilities	934.4	182.8	-		(110.2)		204.0		1,211.0
Equity									
Common stock/ Common units	1.0	150.6			(150.6)	(B)			1.0
Treasury stock	(184.0)	-							(184.0)
Additional paid-in capital	731.6	-							731.6
Accumulated other comprehensive loss	(7.3)	(10.6)			10.6	(B)			(7.3)
Retained earnings (accumulated deficit)	136.4	(63.0)			63.0	(B)			114.9
					(6.7)	(C)			
					(14.8)	(D)			
Total SunCoke Energy, Inc. stockholders' equity	677.7	77.0	-		(98.5)		-		656.2
Noncontrolling interest	29.3	-							29.3
Total equity	707.0	77.0	-		(98.5)		-		685.5
Total liabilities and equity	$ 1,641.4	$ 259.8	$ -		$ (208.7)		$ 204.0		$ 1,896.5

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2025
(Dollars and shares in millions, except per share amounts)

	SunCoke Energy Historical	Flame Aggregator Historical	Presentation Adjustments		Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Revenues									
Sales and other operating revenue	$ 870.1	$ 139.2							$ 1,009.3
Costs and operating expenses									
Cost of products sold and operating expenses	737.4	-	90.5	(AA)					827.9
Materials and other direct costs	-	90.5	(90.5)	(AA)					-
Selling, general, and administrative expenses	35.3	-	28.0	(AA)					63.3
General and administrative expenses	-	19.3	(19.3)	(AA)					-
Professional fees	-	8.7	(8.7)	(AA)					-
Depreciation and amortization expense	57.4	31.5			(1.2)	(BB)			87.7
Total costs and operating expenses	830.1	150.0	-		(1.2)		-		978.9
Operating income (loss)	40.0	(10.8)	-		1.2		-		30.4
Interest expense, net	10.6	6.8			(0.1)	(BB)	6.5	(FF)	17.0
					(6.8)	(EE)			
Foreign currency gains	-	(6.7)							(6.7)
Other	-	(0.5)							(0.5)
Income (loss) before income tax expense	29.4	(10.4)	-		8.1		(6.5)		20.6
Income tax expense	6.5	1.5			1.7	(GG)	(1.4)	(GG)	8.3
Net income (loss)	22.9	(11.9)	-		6.4		(5.1)		12.3
Less: Net income (loss) attributable to noncontrolling interests	3.7	-							3.7
Net income (loss) attributable to SunCoke Energy, Inc.	$ 19.2	$ (11.9)	$ -		$ 6.4		$ (5.1)		$ 8.6
Earnings attributable to SunCoke Energy, Inc. per common share:									
Basic	$ 0.22								$ 0.10
Diluted	$ 0.22								$ 0.10
Weighted average number of common shares outstanding:									
Basic	85.5								85.5
Diluted	85.6								85.6

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2024
(Dollars and shares in millions, except per share amounts)

	SunCoke Energy Historical	Flame Aggregator Historical	Presentation Adjustments		Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Revenues									
Sales and other operating revenue	$ 1,935.4	$ 277.0							$ 2,212.4
Costs and operating expenses									
Cost of products sold and operating expenses	1,603.4	-	176.1	(AA)					1,779.5
Materials and other direct costs	-	176.1	(176.1)	(AA)					-
Selling, general, and administrative expenses	61.2	-	57.9	(AA)	6.7	(CC)			140.6
					14.8	(DD)			
General and administrative expenses	-	40.8	(40.8)	(AA)					-
Professional fees	-	17.1	(17.1)	(AA)					-
Depreciation and amortization expense	118.9	58.0			4.7	(BB)			181.6
Loss on impairment	-	2.3							2.3
Total costs and operating expenses	1,783.5	294.3	-		26.2		-		2,104.0
Operating income (loss)	151.9	(17.3)	-		(26.2)		-		108.4
Interest expense, net	23.4	15.0			(0.2)	(BB)	14.6	(FF)	37.8
					(15.0)	(EE)			
Foreign currency losses	-	3.7							3.7
Other	-	2.9			1.1	(EE)			4.0
Income (loss) before income tax expense	128.5	(38.9)	-		(12.1)		(14.6)		62.9
Income tax expense	25.0	3.1			(2.5)	(GG)	(3.1)	(GG)	22.5
Net income (loss)	103.5	(42.0)	-		(9.6)		(11.5)		40.4
Less: Net income (loss) attributable to noncontrolling interests	7.6	-							7.6
Net income (loss) attributable to SunCoke Energy, Inc.	$ 95.9	$ (42.0)	$ -		$ (9.6)		$ (11.5)		32.8
Earnings attributable to SunCoke Energy, Inc. per common share:									
Basic	$ 1.13								$ 0.39
Diluted	$ 1.12								$ 0.38
Weighted average number of common shares outstanding:									
Basic	85.1								85.1
Diluted	85.3								85.3

Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS 1. Basis of Presentation The pro forma adjustments have been prepared as if the Merger had been consummated on June 30, 2025, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of income, as if the Merger had been consummated on January 1, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of income. The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, Flame Aggregator’s assets and liabilities will be recorded at their respective fair values. Any difference between the purchase price for Flame Aggregator and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The pro forma adjustments are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis. The pro forma adjustments represent management’s estimates based on information available as of the date of this Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed. One-time direct and incremental transaction costs have been expensed as incurred under ASC 805. SunCoke has performed a preliminary review to identify any accounting policy differences between the accounting policies used in Flame Aggregator’s financial statements and those of the Company, where the impact was potentially material and could be reasonably estimated, with the Company identifying no such differences. 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025 The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are as follows: (A) Reflects reclassification adjustments to conform Flame Aggregator’s historical balances to the financial statement presentation of SunCoke. (B) Reflects the purchase price allocation adjustments to record Flame Aggregator’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at adjustment (BB). Additionally, this adjustment reflects the recording of the preliminary estimate of goodwill and the elimination of the historical equity balances of Flame Aggregator. The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. Goodwill is expected to be recognized as a result of the Merger, which represents the excess fair value of consideration over the fair value of the underlying net assets of Flame Aggregator. This was considered appropriate based on the determination that the Merger would be accounted for as a business acquisition under ASC 805. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using the statutory tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material. The following is a preliminary estimate of the assets acquired and the liabilities assumed by SunCoke in the Merger, reconciled to the estimated purchase consideration (in millions):

Net Assets Identified Preliminary Estimate of Fair Value Cash and cash equivalents $ 22.5 Receivables 44.8 Inventories 11.8 Other current assets 14.5 Property, plant and equipment (1) 216.6 Goodwill 47.3 Intangible assets (2) 21.2 Deferred charges and other assets (3) 3.3 Accounts payable (14.4) Accrued liabilities (4) (26.6) Current maturities of financing lease liability (10.4) Deferred income taxes (22.3) Financing lease liability (5.8) Other deferred credits and liabilities (6.7) Total Fair Value $ 295.8 Value Conveyed Cash Consideration (5) 182.7 Settlement of Flame Aggregator’s debt (6) 113.1 Total Purchase Consideration $ 295.8 (1) The property, plant, and equipment fair value was primarily related to trucks and automobiles, which accounted for 50% of the balance, and equipment, which accounted for 26% of the balance. Both of these asset groups in SunCoke’s property, plant, and equipment are included within the subcategory of industrial services plant, machinery, and equipment. The estimated weighted average remaining useful life of trucks and automobiles and equipment was 6.5 years and 6.0 years, respectively. Property, plant, and equipment also includes an increase in right-of-use assets related to financing leases of $10.2 million; the increase is related to (i) the change in fair value of the underlying assets and utilized relevant market comparables to determine the market value and (ii) an adjustment to remeasure the right-of-use assets using SunCoke’s incremental borrowing rate as of the closing of the Merger. (2) Intangible assets were comprised of the following: Asset type Fair value Useful Life Valuation methodology Customer relationships 15.4 12 years Multi-period excess earnings Trade names 5.8 10 years Relief from royalty Total intangible assets $ 21.2 (3) Deferred charges and other assets include an increase in right-of-use assets related to operating leases of $0.1 million; the increase represents an adjustment to remeasure the right-of-use assets using SunCoke’s incremental borrowing rate as of the closing of the Merger. (4) Accrued liabilities reflect an increase of $0.3 million in operating lease liabilities, representing an adjustment to remeasure this obligation using SunCoke’s incremental borrowing rate as of the closing of the Merger. (5) This amount represents cash paid to Flame Aggregator’s legacy unitholders.

(6) In addition to the purchase consideration provided in the form of cash, $113.1 million of Flame Aggregator’s outstanding long-term debt as of June 30, 2025, has been repaid. Flame Aggregator’s debt was settled upon closing due to a change in control provision within their legacy debt agreement. The recognition of unamortized debt issuance costs is included at adjustment (EE). (C) Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. Of this amount, $10.2 million was incurred and accrued on the balance sheet as of June 30, 2025. The related income statement adjustment is reflected at adjustment (CC). (D) Reflects the cash settlement of Flame Aggregator stock compensation awards upon Closing in the amount of $18.2 million. Of the total amount settled upon Closing, $3.4 million was incurred and accrued on the balance sheet as of June 30, 2025. The related income statement adjustment is reflected at adjustment (DD). (E) Reflects incremental borrowing in the amount of $204.0 million utilizing the Company’s existing revolving credit facility. The related income statement adjustment is reflected at adjustment (FF). 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months ended June 30, 2025 and for the Year ended December 31, 2024 (AA) Reflects a reclassification adjustment to conform Flame Aggregator’s historical expenses to the financial statement presentation of SunCoke. (BB) Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This includes the following impacts: • Depreciation expense on property, plant, and equipment - Reflects a decrease in depreciation expense in the amount of $6.9 million and $6.3 million for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. This decrease primarily related to trucks and automobiles and equipment, calculated using the estimated weighted average remaining useful life of 6.5 years and 6.0 years, respectively. • Amortization expense on intangible assets - Reflects an increase in amortization expense in the amount of $0.1 million for the six months ended June 30, 2025 and a decrease of $0.1 million for the year ended December 31, 2024. This change related to customer relationships and trade names and was calculated using the estimated weighted average remaining useful life of 12 years and 10 years, respectively. • Amortization expense on right-of-use assets - Reflects an increase in amortization expense related to right-of-use assets in the amount of $5.6 million and $11.1 million for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. • Interest expense on lease liabilities - Reflects a decrease in interest expense in the amount of $0.1 million and $0.2 million for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. (CC) Reflects the recognition of nonrecurring expense related to estimated transaction costs in the amount of $6.7 million, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (C). (DD) Reflects the recognition of nonrecurring expense related to stock based compensation in the amount of $14.8 million. This expense related to the Flame Aggregator awards that were cash settled upon Closing. The related balance sheet adjustment is reflected at adjustment (D). (EE) Reflects an elimination of interest expense related to repayment of long-term debt of Flame Aggregator. Additionally, reflects the recognition of loss on extinguishment of debt in an amount of $1.1 million.

(FF) Reflects estimated interest expense related to incremental borrowing on the revolving credit facility, as presented at adjustment (E). The revolving credit facility borrowing has a variable interest rate based on Secured Overnight Financing Rate (“SOFR”). The effective interest rate was determined using the actual SOFR for the relevant period reset on a monthly basis. A change in SOFR of 1/8 of a percent would result in an increase or decrease in interest expense for the six months ended June 30, 2025 and for the year ended December 31, 2024, of $0.1 million and $0.3 million, respectively. (GG) Reflects the tax impact of all pro forma adjustments for the six months ended June 30, 2025 and for the year ended December 31, 2024, calculated using a statutory rate of 21%. 4. Unaudited Pro Forma Earnings Per Share The pro forma net income per share calculations have been performed for the six months ended June 30, 2025 and for the year ended December 31, 2024, assuming the Merger occurred on January 1, 2024. For the Six Months Ended For the Year Ended June 30, 2025 December 31, 2024 (in millions) Numerator Pro forma net income $ 8.6 $ 32.8 Denominator Pro forma weighted average number of common shares outstanding-basic 85.5 85.1 Pro forma earnings per share-basic $ 0.10 $ 0.39 Add: effect of dilutive effect of share-based compensation awards 0.1 0.2 Pro forma weighted average number of shares-diluted 85.6 85.3 Pro forma earnings per share-diluted $ 0.10 $ 0.38 The Company’s stock options, restricted stock units, and performance stock units are excluded from the computation of diluted pro forma earnings per share as the shares would have been antidilutive.